 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2014

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 4.01     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
The Audit Committee of our Board of Directors recently solicited proposals from several accounting firms to serve as our registered independent accounting firm for the year ending December 31, 2014.
As a result of this process, on June 6, 2014, we engaged Grant Thornton LLP (Grant Thornton) and dismissed KPMG LLP (KPMG) as our independent registered public accounting firm, effective immediately. These changes were approved by the Audit Committee of our Board of Directors.
During the two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014 preceding the engagement of Grant Thornton as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted Grant Thornton regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.
During the two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement. In addition, during our two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 6, 2014, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that for the year ended December 31, 2012, a material weakness existed in our internal control over financial reporting, as identified and described in management’s assessment of our internal control over financial reporting. The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report for the fiscal year ended December 31, 2012 indicated that we did not maintain effective internal control over financial reporting as of December 31, 2012 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated there was a material weakness related to control activities over the execution of wire transfers, approval of cash disbursements and other purchase transactions and review and approval of manual journal entries.

The material weakness arose from a fraudulent scheme by the most senior member of our accounting staff at our Danish subsidiary to misappropriate assets from us over a period of at least three years. The scheme included fraudulent wire transfers to a personal bank account, fraudulent documentation, forged signatures and use of a corporate credit card for personal expenses. For the three years ended December 31, 2013, the aggregate amount of misappropriated funds in any year ranged from approximately $118,000 to $250,000. We recovered these losses in 2013 through our insurance policies.
As described in our annual report on Form 10-K for the year ended December 31, 2013, management implemented a remediation plan and concluded that, as of December 31, 2013, the material weakness had been remediated and our internal control over financial reporting was effective. The Audit Committee of our Board of Directors discussed this material weakness with KPMG following the discovery of the fraudulent scheme and on several other occasions during the remediation period.
The Audit Committee of our Board of Directors has authorized KPMG to respond fully to the inquiries of Grant Thornton concerning this material weakness.
KPMG has furnished us with a letter addressed to the Securities and Exchange Commission indicating that it agrees with the foregoing statements. A copy of this letter is filed as Exhibit 16.1 to this report.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Description
16.1	Letter dated June 6, 2014 from KPMG LLP to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: June 6, 2014	BY:	/s/ PETER A. RENDALL
Peter A. Rendall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter dated June 6, 2014 from KPMG LLP to the Securities and Exchange Commission.